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[LOGO] ERNST & YOUNG

                                                Ernst & Young LLP
                                                200 Clarendon Street
                                                Boston, Massachusetts 02116-5072

                                                Tel: 617 266 2000
                                                Fax: 617 266 5843
                                                www.ey.com

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Transamerica Series Trust

In planning and performing our audits of the financial statements of Transamerica Series Trust (comprising, respectively, Transamerica AEGON Active Asset Allocation-Conservative VP, Transamerica AEGON Active Asset Allocation-Moderate Growth VP, Transamerica AEGON Active Asset Allocation-Moderate VP, Transamerica AEGON High Yield Bond VP, Transamerica AEGON Money Market VP, Transamerica AEGON U.S. Government Securities VP, Transamerica Alliance Bernstein Dynamic Allocation VP, Transamerica Asset Allocation - Conservative VP, Transamerica Asset Allocation - Growth VP, Transamerica Asset Allocation - Moderate Growth VP, Transamerica Asset Allocation - Moderate VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Large Cap Value VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica Efficient Markets VP, Transamerica Hanlon Income VP, Transamerica Index 35 VP, Transamerica Index 50 VP, Transamerica Index 75 VP, Transamerica Index 100 VP, Transamerica International Moderate Growth VP, Transamerica Janus Balanced VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Legg Mason Dynamic Allocation - Balanced VP, Transamerica Legg Mason Dynamic Allocation - Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica MFS International Equity VP, Transamerica Morgan Stanley Active International Allocation VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Morgan Stanley Mid-Cap Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica Multi Managed Large Cap Core VP, Transamerica PIMCO Real Return TIPS VP, Transamerica PIMCO Tactical - Balanced VP (formerly Transamerica Hanlon Balanced VP), Transamerica PIMCO Tactical - Conservative VP (formerly Transamerica Hanlon Growth and Income VP), Transamerica PIMCO Tactical - Growth VP (formerly Transamerica Hanlon Growth VP), Transamerica PIMCO Total Return VP, Transamerica ProFund UltraBear VP, Transamerica Systematic Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Third Avenue Value VP, Transamerica WMC Diversified Growth VP, and Transamerica WMC Diversified Growth II VP) (collectively, the "Funds") as of and for the year ended December 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and

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judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees of Transamerica Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 01, 2013